TOP SOURCE TECHNOLOGIES, INC.
                           2000 PGA BLVD., SUITE 3200
                         NORTH PALM BEACH, FLORIDA 33408



                                November 9, 1995




VIA FACSIMILE (202) 942-9531
AND FEDERAL EXPRESS

Mr. Paul Caldarelli, Branch Chief
Division of Corporation Finance
Securities and Exchange Commission
450 Fifth Street, N.W., Mail Stop 3-5
Washington, D. C.  20549

     RE:  TOP SOURCE TECHNOLOGIES, INC./SEC
          REGISTRATION STATEMENT ON FORM S-3/AMENDMENT NO. 4               FILE
NO. 33-89590


Dear Mr. Caldarelli:

     In accordance with Rule 461 promulgated pursuant to the Securities Act of 1933, Top Source Technologies, Inc. (the "Company") is hereby requesting that the Company's Registration Statement on Form S-3 referenced above be made effective on November 13, 1995, at 9:00 a.m., or as soon thereafter as may be practicable.

                                   Very truly yours,



                                   Stuart Landow
                                   President

SL:leh

cc:  Michael D. Harris, Esq.
     Arthur Andersen, LLP
     Mr. David Natan